090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	**20150139347-45**
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time **03/27/2015 12:30 PM**
	Entity Number **C32943-2004**

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

GlassesOff Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

200,000,000 shares of common stock, par value $0.001 per share, and (ii) 20,000,000 shares of preferred stock, par value $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

20,000,000 shares of common stock, par value $0.001 per share, and (ii) 20,000,000 shares of preferred stock, par value $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One share of common stock for every ten shares of the same class.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares shall be issued. Shares of common stock that would otherwise become a fractional share shall be rounded up to the next whole share amount.

7. Effective date and time of filing: (optional) Date: March 30, 2015 Time: 5:00 am

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

President and Chief Executive Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.